Exhibit 3.3

FORM NO. 7a                                                                                                          Registration No. 37395

CERTIFICATE OF DEPOSIT OF

MEMORANDUM OF INCREASE OF SHARE CAPITAL

THIS IS TO CERTIFY that a Memorandum of Increase of Share Capital of

Flagstone Reinsurance Holdings Limited

was delivered to the Registrar of Companies of the 18th day of May, 2009 in
accordance with section 45(3) of the Companies Act 1981 (“the Act”).
Given under my hand and Seal of the

REGISTRAR OF COMPANIES this

                                                          21st day of May, 2009

                                                       for Registrar of Companies

Capital prior to increase:	USD$1,500,000.00
Amount of increase:	USD$1,500,000.00
Present Capital:	USD$3,000,000.00